EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF EACH REPORTING PERSON,

PERSONS CONTROLLING ANY REPORTING PERSON AND EXECUTIVE OFFICERS AND DIRECTORS OF
PERSONS IN CONTROL OF ANY REPORTING PERSON

The name, business address, present principal employment and citizenship of each director and executive officer of Orrick Investments Limited is set forth below.

Orrick Investments Limited

Name	Business Address	Present Principal Employment	Citizenship
Pan Donghui	No.2 East Fuxing Road, Shanghai, China	Director of Orrick Investments Limited	China
Huang Jingyan	No.2 East Fuxing Road, Shanghai, China	Director of Orrick Investments Limited	China

Orrick Investments Limited, which was previously wholly owned by Fosun Financial Holdings Limited, became wholly owned by Fosun Industrial Holdings Limited on October 30, 2015 as a result of an internal organizational restructuring. Fosun Industrial Holdings Limited is organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun Industrial Holdings Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Industrial Holdings Limited is set forth below.

Fosun Industrial Holdings Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No.2 East Fuxing Road, Shanghai, China	Director of Fosun Industrial Holdings Limited	China

Fosun Industrial Holdings Limited is wholly owned by Fosun International Limited. Fosun International Limited is a company organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Its principal businesses include integrated finance (insurance, investment, asset management and banking and other financial business) and industrial operations (health, happy lifestyle, steel, property development and sales and resources).

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Limited is set forth below.

Fosun International Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No.2 East Fuxing Road, Shanghai, China	Executive Director and Chairman of Fosun International Limited	China
Liang Xinjun	No.2 East Fuxing Road, Shanghai, China	Executive Director, Vice chairman and Chief Executive Officer of Fosun International Limited	China
Wang Qunbin	No.2 East Fuxing Road, Shanghai, China	Executive Director and President of Fosun International Limited	China
Ding Guoqi	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President of Fosun International Limited	China
Qin Xuetang	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President of Fosun International Limited	China
Chen Qiyu	No.2 East Fuxing Road, Shanghai, China	Executive Director and Vice President of Fosun International Limited	China
Xu Xiaoliang	No.2 East Fuxing Road, Shanghai, China	Executive Director and Vice President of Fosun International Limited	China
Zhang Shengman	50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong	Independent Non-executive Director of Fosun International Limited; Chairman of Asia Pacific of Citigroup	Hong Kong
Zhang Huaqiao	Room 809, Hong Kong Plaza, 188 Connaught Road West, Hong Kong	Independent Non-executive Director of Fosun International Limited; Chairman of China Smartpay Group Holdings Limited	Hong Kong
David T. Zhang	26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	Independent Non-executive Director of Fosun International Limited; Partner of Kirkland & Ellis LLP	Hong Kong
Yang Chao	N/A	Independent Non-executive Director of Fosun International Limited	China

Fosun International Limited is 71.37% owned by Fosun Holdings Limited as of 3 December 2015. Fosun Holdings Limited is a company organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun Holdings Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Holdings Limited is set forth below.

Fosun Holdings Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun Holdings Limited	China

Fosun Holdings Limited is a wholly-owned subsidiary of Fosun International Holdings Ltd.. Fosun International Holdings Ltd. is a corporation organized under the laws of British Virgin Islands with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong.  Fosun International Holdings Ltd. is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Holdings Ltd. is set forth below.

Fosun International Holdings Ltd.

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun International Holdings Ltd.	China

Fosun International Holdings Ltd. is owned 64.45% by Guo Guangchang with the remaining shares owned 24.44% by Liang Xinjun, 11.11% by Wang Qunbin. Guo Guangchang’s principal business address is No. 2 East Fuxing Road, Shanghai, China. He is a citizen of the PRC. His present principal employment includes executive director and chairman of Fosun International Limited and non-executive director of China Minsheng Banking Corp., Ltd.